                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT


                                   Dated as of


                                November 4, 2003


                       River Rock Entertainment Authority,
                                    as Issuer


                  The Dry Creek Rancheria Band of Pomo Indians


                                  $200,000,000


                          9 3/4% Senior Notes due 2011






                            CIBC World Markets Corp.

                                Table of Contents

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
Section 1.    Representations and Warranties of the Issuer and the Tribe..........................................2

              (a)     No Registration Required....................................................................2

              (b)     No Integration of Offerings or General Solicitation.........................................2

              (c)     Eligibility for Resale Under Rule 144A......................................................2

              (d)     Applicability of Tribal Licensing Regulation and State Board Regulation.....................2

              (e)     Exemptions from or Non-applicability of Compact Licensing Requirements......................3

              (f)     The Offering Memorandum.....................................................................3

              (g)     The Purchase Agreement......................................................................3

              (h)     The Registration Rights Agreement...........................................................3

              (i)     Authorization of the Notes and the Exchange Notes...........................................3

              (j)     Authorization of the Indenture and Collateral Documents.....................................4

              (k)     Authorization of the Expansion Project......................................................4

              (l)     Descriptions in the Offering Memorandum.....................................................4

              (m)     No Material Adverse Change..................................................................4

              (n)     Independent Accountants.....................................................................4

              (o)     Preparation of the Financial Statements.....................................................4

              (p)     No Subsidiaries.............................................................................5

              (q)     Capitalization and Other Matters............................................................5

              (r)     Non-Contravention of Existing Instruments; No Further Authorizations or
                      Approvals Required..........................................................................5

              (s)     No Material Actions or Proceedings..........................................................6

              (t)     Intellectual Property Rights................................................................6

              (u)     All Necessary Permits, Etc..................................................................6

              (v)     Title to Properties.........................................................................6

              (w)     Tax Law Compliance..........................................................................7

              (x)     Issuer Not An...............................................................................7

              (y)     Insurance...................................................................................7

              (z)     No Price Stabilization or Manipulation......................................................7

              (aa)    Issuer's Accounting Systems.................................................................7

              (bb)    Compliance with Environmental Laws..........................................................7

              (cc)    Taxes; Fees.................................................................................8

              (dd)    Government Regulation.......................................................................8

              (ee)    ERISA.......................................................................................8

              (ff)    Cash........................................................................................8

              (gg)    Organization and Actions....................................................................9

              (hh)    The Compact.................................................................................9

              (ii)    Obligations of Tribe and Issuer under Collateral Documents..................................9

              (jj)    Settlement Agreement........................................................................9

              (kk)    Existence of Recourse Obligations..........................................................10

              (ll)    Gaming Activities of the Tribe.............................................................10

                                Table of Contents
                                   (continued)

                                                                                                               Page
                                                                                                               ----
              (mm)    No Price Stabilization or Manipulation.....................................................10

              (nn)    Perfection.................................................................................10

              (oo)    Trust Indenture Act........................................................................10

              (pp)    Secured Transactions.......................................................................10

              (qq)    Arbitration Ordinance......................................................................10

              (rr)    Tax Status.................................................................................11

Section 2.    Purchase, Sale and Delivery of the Notes...........................................................11

              (a)     The Notes..................................................................................11

              (b)     The Closing Date...........................................................................11

              (c)     Delivery of the Notes......................................................................11

              (d)     Delivery of Offering Memorandum to the Initial Purchaser...................................11

              (e)     Initial Purchaser..........................................................................11

              (f)     Qualification of Subsequent Purchasers.....................................................12

Section 3.    Additional Covenants of the Issuer.................................................................12

              (a)     Initial Purchaser's Review of Proposed Amendments and Supplements..........................12

              (b)     Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.....12

              (c)     Copies of the Offering Memorandum..........................................................12

              (d)     Blue Sky Compliance........................................................................12

              (e)     Use of Proceeds............................................................................13

              (f)     Additional Issuer Information..............................................................13

              (g)     Future Agreement Not to Offer or Sell Additional Notes.....................................13

              (h)     Future Reports to the Initial Purchaser....................................................13

              (i)     No Integration.............................................................................13

              (j)     Legended Notes.............................................................................14

              (k)     PORTAL.....................................................................................14

              (l)     DTC........................................................................................14

Section 4.    Payment of Expenses................................................................................14

Section 5.    Conditions of the Obligations of the Initial Purchaser.............................................14

              (a)     Accountants' Comfort Letters...............................................................14

              (b)     No Material Adverse Change or Ratings Agency Change........................................14

              (c)     Opinion of Counsel for the Issuer..........................................................15

              (d)     Opinion of Counsel for the Initial Purchaser...............................................15

              (e)     Opinion of Special Counsel.................................................................15

              (f)     Officers' Certificate of the Issuer........................................................15

              (g)     Chairperson's Certificate..................................................................15

              (h)     Bring-down Comfort Letter..................................................................15

              (i)     Portal Listing.............................................................................15

              (j)     Registration Rights Agreement..............................................................16

              (k)     Indenture..................................................................................16

              (l)     Collateral Documents.......................................................................16

                                Table of Contents
                                   (continued)

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                                                                                                               ----
              (m)     Licensing or Exemption from Licensing......................................................16

              (n)     No Proceedings.............................................................................16

              (o)     Distributions..............................................................................16

              (p)     Payoff Letters.............................................................................16

              (q)     Settlement Effected........................................................................16

              (r)     Sixth Amendment............................................................................16

              (s)     Additional Documents.......................................................................16

Section 6.    Offer, Sale and Resale Procedures..................................................................17

              (a)     Offers and Sales only to Qualified Institutional Buyers....................................17

              (b)     No General Solicitation....................................................................17

              (c)     Restrictions on Transfer...................................................................17

Section 7.    Indemnification....................................................................................18

              (a)     Indemnification of the Initial Purchaser...................................................18

              (b)     Indemnification of the Issuer and its Directors, Managers and Officers.....................19

              (c)     Notifications and Other Indemnification Procedures.........................................20

Section 8.    Contribution.......................................................................................20

Section 9.    Termination of this Agreement......................................................................21

Section 10.   Representations and Indemnities to Survive Delivery................................................22

Section 11.   Notices............................................................................................22

Section 12.   Successors.........................................................................................23

Section 13.   Partial Unenforceability...........................................................................23

Section 14.   Governing Law; Jurisdiction, Governing Law Provisions..............................................23

              (a)     Governing Law Provisions...................................................................23

              (b)     Waiver of Sovereign Immunity...............................................................23

              (c)     Waiver of Tribal Court.....................................................................24

              (d)     Jurisdiction...............................................................................24

              (e)     Arbitration................................................................................24

              (f)     Service of Process.........................................................................24

Section 15.   General Provisions.................................................................................24

                               PURCHASE AGREEMENT


                                                                November 4, 2003

CIBC WORLD MARKETS CORP.
   as Initial Purchaser
10880 Wilshire Boulevard
Los Angeles, CA  90024

Ladies and Gentlemen:

            The River Rock Entertainment Authority (the "Issuer"), an unincorporated instrumentality of The Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe (the "Tribe"), proposes to issue and sell to CIBC World Markets Corp. (the "Initial Purchaser"), $200,000,000 aggregate principal amount of the Issuer's 9 3/4% Senior Notes due November 1, 2011 (the "Notes").

            The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date (as hereinafter defined) among the Issuer, the Tribe and U.S. Bank National Association, as trustee (the "Trustee"). The Notes will be secured obligations and the Issuer will enter into a Pledge and Security Agreement, Cash Collateral and Disbursement Agreement, Intercreditor Agreement, and Control Agreements, each to be dated as of the Closing Date, by and among the Issuer, the Tribe, the Trustee and the other parties thereto, as applicable (collectively, the "Collateral Documents").

            The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Issuer and the Initial Purchaser, pursuant to which the Issuer will agree to file, pursuant to the circumstances set forth therein, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined below) under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            The Issuer understands that the Initial Purchaser proposes to make an offering of the Notes (the "Offering") on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A under the Securities Act ("Rule 144A")).

            The Issuer has prepared and delivered to the Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 22, 2003 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to the Initial Purchaser copies of the Offering Memorandum (as defined below), each describing the terms of the Notes, for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Notes. As used herein, "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Issuer's Offering Memorandum, dated November 4, 2003, including amendments, supplements or exhibits thereto, in the most recent form that has been prepared and delivered by the Issuer to the Initial Purchaser in connection with its solicitation of offers to purchase Notes. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 4(f)) furnished by the Issuer prior to the completion of the distribution of the Notes.

            Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Indenture.

            The Issuer and the Tribe hereby confirm their agreements with the Initial Purchaser as follows:

            Section 1. Representations and Warranties of the Issuer and the Tribe. The Tribe and the Issuer (collectively, the "River Rock Parties"), jointly and severally, represent and warrant to the Initial Purchaser as follows:

            (a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2(e) and Section 2(f) hereof and with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser, or the initial resale of the Notes by the Initial Purchaser to register the Notes under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            (b) No Integration of Offerings or General Solicitation. Each of the River Rock Parties has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the River Rock Parties, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), or any Person (as defined in the Offering Memorandum) acting on their behalf (other than the Initial Purchaser, as to whom the River Rock Parties make no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (c) Eligibility for Resale Under Rule 144A. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in
      Section 2(e) and Section 2(f) hereof and with the procedures set forth in
      Section 6 hereof, the Notes satisfy the eligibility requirements of Rule 144A(d)(3) of the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

            (d) Applicability of Tribal Licensing Regulation and State Bond Regulation. Regulation DCGC-2EMG (the "Tribal Licensing Regulation") adopted on October 20, 2003, by the Dry Creek Gaming Commission (the "Tribal Gaming Agency") is now and will be at the Closing Date in effect and applicable to the Notes and Exchange Notes, in the form originally adopted by the Tribal Gaming Agency, with amendment or supplement. Regulation CGCC-2 of the California Gambling Control Commission (the "State Bond Regulation") applies to the Notes and the Exchange Notes. The Indenture complies with the requirements for an indenture described in Section (g) of the State Bond Regulation.

            (e) Exemptions from or Non-Applicability of Compact Licensing Requirements. In accordance with the Tribal Licensing Regulation, no person who purchases less than 10% of the aggregate principal amount of the issued and outstanding Notes and no federally or state-regulated bank or savings and loan association is required to be licensed as a "financial source" under the Tribal State Gaming Compact between the Tribe and the State of California for which approval was published in the Federal Register on May 16, 2000 (the "Compact"). No Person holding Notes, other than the Initial Purchaser or Persons purchasing Notes from the Initial Purchaser or on initial resale, is required to be licensed as a financial source under the Compact prior to purchasing the Notes; provided that neither any holder that is not licensed or exempted from licensing by the Tribal Gaming Agency, nor any person acting on behalf of the holder, will have any right to enforce any payment obligation relating to the Notes against any revenues, property, or rights of the Issuer or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe until such time as the holder is licensed by the Tribal Gaming Agency.

            (f) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the River Rock Parties in writing by the Initial Purchaser expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). None of the River Rock Parties has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser's resales of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum or the Offering Memorandum.

            (g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the River Rock Parties, enforceable in accordance with its terms, except that rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (h) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the River Rock Parties, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (i) Authorization of the Notes and the Exchange Notes. (i) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Issuer for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment by the Initial Purchaser of the purchase price therefor on the Closing Date, will constitute valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture; and (ii) the Exchange Notes have been duly and validly authorized for issuance by the Issuer, and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registration Rights Agreement, would, if issued today, constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

            (j) Authorization of the Indenture and Collateral Documents. Each of the Indenture and the Collateral Documents has been duly authorized by each of the River Rock Parties and, at the Closing Date, will have been duly executed and delivered by each of the River Rock Parties and will constitute a valid and binding agreement of such River Rock Party, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (k) Authorization of the Expansion Project. The Tribal Approving Resolution (defined below) authorizes the Expansion Project and the financing of the improvements related thereto as described in the Offering Memorandum.

            (l) Descriptions in the Offering Memorandum. The Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

            (m) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of either River Rock Party (any such change is called a "Material Adverse Change"); and (ii) the Issuer has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

            (n) Independent Accountants. Deloitte & Touche LLP (the "Independent Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum for the fiscal year ended December 31, 2002, are independent public or certified public accountants, with respect to the Issuer within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

            (o) Preparation of the Financial Statements. The financial statements of the River Rock Casino, together with the related schedules and notes included in the Offering Memorandum, present fairly in all material respects the financial position of the River Rock Casino as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data with respect to the River Rock Casino set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Historical Financial and Other Data" and "Selected Historical Financial and Other Data" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum.

            (p) No Subsidiaries. The Issuer does not own or control any direct or indirect subsidiaries or other enterprises or business entities.

            (q) Capitalization and Other Matters. At June 30, 2003 after giving effect to the issuance and sale of the Notes pursuant hereto and the application of the proceeds from the sale of the Notes, the Issuer would have the capitalization as set forth in the Offering Memorandum under the caption "Capitalization." The Issuer is an instrumentality of the Tribe and there are no other ownership or equity interests of any nature authorized under the Issuer Ordinance (as defined below) or otherwise. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any equity interests of the Issuer.

            (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither River Rock Party is in violation of the Articles of Association (defined below), the Issuer Ordinance, any other organizational, statutory or legal documents of the Issuer or the Tribe, or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under the Compact or any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject (each, an "Existing Instrument"), or in violation of any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirements, judgment or court decree (including, without limitation, any requirement, regulation or decree of the California Gambling Control Commission or the Tribal Gaming Agency or under the Indian Gaming Regulatory Act of 1988, as amended ("IGRA")), except, in each case, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. Each River Rock Party's (a) execution, delivery and performance of (i) this Agreement, (ii) the Registration Rights Agreement,
      (iii) the Indenture, and (iv) the Collateral Documents, and the (b) issuance and delivery of the Notes or the Exchange Notes, and (c) consummation of the transactions contemplated hereby and thereby (other than any resales of Notes or Exchange Notes), (i) will not result in any violation of the provisions of the Articles of Association or the Issuer Ordinance or any other organizational, statutory or legal documents of the Issuer or the Tribe, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or the Tribe pursuant to, or require the consent of any other party to, any Existing Instrument, except, in each case, for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree (including, without limitation, any requirement, regulation or decree of the California Gambling Control Commission or Tribal Gaming Agency or under IGRA) applicable to the Issuer or the Tribe or any of their respective properties or assets, except, in each case, for such violations of law or regulation as will not, in the aggregate, be reasonably likely to result in a Material Adverse Change or have a material adverse effect on the offering and sale of the Notes and the transactions contemplated hereby. As of the Closing Date, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any Gaming Authority, as such term is defined in the Indenture) is required for the Issuer's or the Tribe's, as applicable, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture or Collateral Documents, or the creation of the liens intended to be created by the Collateral Documents, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby, except (i) such as will be obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Initial Purchaser in the manner contemplated herein and in the Offering Memorandum and the Registration Rights Agreement, and (ii) such as will not result in a Material Adverse Change or have a material adverse effect on the offering and sale of the Notes and the transactions contemplated hereby. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or the Tribe.

            (s) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the River Rock Parties' knowledge, threatened (i) against or affecting the Issuer or the Tribe, (ii) which has as the subject thereof any property owned or leased by the Issuer or used by the Issuer in the operation of its business, (iii) calling into question the membership of the Tribe, or (iv) to the actual knowledge of the River Rock Parties, calling into question the validity of all or any portion of any tribal-state compact substantially similar to the Compact, entered into by the State of California and any other Indian Tribe, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer or the Tribe and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Issuer exists or, to the best of the Issuer's knowledge, is threatened or imminent except as would not be reasonably expected to result in a Material Adverse Change.

            (t) Intellectual Property Rights. The Tribe or the Issuer owns or possesses, and on the Closing Date the Issuer will own or possess, sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") necessary for the Issuer to conduct its business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. The Issuer has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

            (u) All Necessary Permits, Etc. Other than as described in the Offering Memorandum, the Tribe possesses, and on the Closing Date the Issuer will possess, such valid and current licenses, certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies (including the Tribal Gaming Agency and any Gaming Authority) necessary to conduct the business of the Issuer as now conducted, and neither the Issuer nor the Tribe has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

            (v) Title to Properties. All lands on which class III gaming (as defined in the IGRA) or the Gaming Business (As defined in the Offering Memorandum), is presently conducted constitute "Indian lands" as defined in the IGRA, and all such lands are lands are now and have been since before October 17, 1988, held in trust in the name of the United States for the benefit of the Tribe and located on the reservation of the Tribe within the meaning of IGRA. At the Closing Date the Issuer will hold all Gaming Assets (as defined in the Offering Memorandum) in its name, to the extent required by the Issuer Ordinance, and the Tribe or the Authority will have good and marketable title to all Gaming Assets, including those set forth on the balance sheet of the River Rock Casino contained in the Offering Memorandum or reflected as owned in the Offering Memorandum (except for real property held in trust by the United States of America for the benefit of the Tribe), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are disclosed in the Offering Memorandum, arise out of the Security Agreement executed April 26, 2001 and as amended on February 14, 2003 between the Tribe and Dry Creek Casino, LLC, or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuer, including in connection with the Project, including the Expansion Project (as such terms are defined in the Offering Memorandum). Any real property, improvements, equipment and personal property held under lease by the River Rock Parties for use in the Gaming Enterprise are held under valid and enforceable leases, with only such exceptions as are not material or do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuer. No such property is held under lease by the Tribe except as to which the Issuer has all rights of enjoyment to the same extent as the Tribe.

            (w) Tax Law Compliance. The River Rock Parties have filed all federal, state, tribal and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by either of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against either of them. The River Rock Casino has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state, tribal and foreign income and franchise taxes for all periods as to which the tax liability of the Issuer has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to result in a Material Adverse Change; nor are there any material proposed additional tax assessments against the Issuer or Tribe.

            (x) Issuer Not an "Investment Company." The Issuer is not, nor after receipt of payment for the Notes and the application of proceeds as described in the Offering Memorandum under the caption "Use of Proceeds" will it be, an "investment company" within the meaning of Investment Company Act of 1940, as amended (the "Investment Company Act") and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (y) Insurance. The Issuer maintains insurance covering its properties, operations, personnel and business, insuring against such losses and risks as are consistent with industry practice to protect the Issuer and its business. The Issuer has not received notice from any insurer or agent of such insurer that substantial expenditures will have to be made in order to continue such insurance. The Issuer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

            (z) No Price Stabilization or Manipulation. The Issuer has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

            (aa) Issuer's Accounting Systems. The Issuer maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to material assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (bb) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) each River Rock Party is not, to its knowledge, in violation of the Compact or any federal, state, tribal, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuer under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any River Rock Party received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Issuer is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Issuer has received written notice, and no written notice by any Person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Issuer, now or in the past (collectively, "Environmental Claims"), pending or, to the River Rock Parties' knowledge, threatened against either of them or any Person or entity whose liability for any Environmental Claim such River Rock Party has retained or assumed either contractually or by operation of law; and (iii) to the River Rock Parties' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against any River Rock Party, or against any Person or entity whose liability for any Environmental Claim the Issuer has retained or assumed either contractually or by operation of law. Except as would not reasonably be expected to result in a Material Adverse Change, any environmental impact statements and environmental assessments required to be filed and approved prior to the commencement of construction of the Expansion Project by any government authority or other governmental agency or instrumentality having jurisdiction over the site of the Expansion Project have been duly filed and approved.

            (cc) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Notes.

            (dd) Government Regulation. Except for the Compact, State Bond Regulation, the Tribal Licensing Regulation and the Issuer Ordinance, the Issuer is not subject to regulation under any law limiting or regulating its ability to incur indebtedness for money borrowed or to otherwise perform its obligations hereunder. Neither the Issuer nor its business is subject to any taxation or the imposition of any fees by the Tribe except as will be permitted under the terms of the Indenture. No usury or similar laws limit the rate of interest or amounts otherwise payable under the Notes pursuant to their terms.

            (ee) ERISA. Neither the Issuer nor any "ERISA Affiliate" (as defined below), maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of this subsection, "ERISA Affiliate" is defined to mean, with respect to the Issuer, any member of any group or organization described in Section 414 of the Internal Revenue Code of 1986, as amended, of which the Issuer is a member.

            (ff) Cash. At the Closing Date and giving effect to the issuance of the Notes and the use of proceeds thereof as described in the Offering Memorandum, the cash and Cash Equivalents of the Issuer, exclusive of cash held for use in day to day operations, will be at least equal to the amounts required to fund the remaining costs of the Expansion Project, according to the budget and plans as they exist on the Closing Date.

            (gg) Organization and Actions. The Tribe is an "Indian tribe," within the meaning of the IGRA, with authority to enter into and perform its obligations under this Agreement, the Indenture and the Collateral Documents. The Articles of Association of the Tribe, dated April 16, 1973, as amended September 22, 1979 (the "Articles of Association"), were validly adopted by the Tribe, are effective according to their terms and are currently in effect as of the date hereof as the governing law of the Tribe. The Tribe has the requisite power to own all Gaming Assets (as defined in the Offering Memorandum). The Tribal Council created under the Articles of Association is the governing body of the Tribe. Resolution 03-10-25-002 of the Tribal Council ("Tribal Approving Resolution") duly authorized the execution, delivery and performance by the Tribe of this Agreement, the Indenture and the Collateral Documents and adopted Ordinance No. 03-10-25-003 of the Tribe, entitled River Rock Entertainment Authority Act of 2003 (the "Issuer ordinance"), Ordinance No. 03-10-25-004 of the Tribe, entitled Dry Creek Governmental Secured Transaction Ordinance (the "Secured Transaction Ordinance"), and Ordinance No. 03-10-25-005 of the Tribe, entitled Dry Creek Arbitration Ordinance of 2003 (the "Arbitration Ordinance"). The Issuer has been duly established, is validly existing, and is in good standing under the Issuer Ordinance as an unincorporated instrumentality of the Tribe, and has the requisite power and authority to own, lease and operate its or the Tribe's properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes, the Indenture and the Collateral Documents. By a duly adopted Resolution of the Board of Directors of the Issuer (the "Issuer Approving Resolution"), the Board of Directors duly authorized the execution, delivery and performance by the Issuer of this Agreement, the Indenture, the Registration Rights Agreement and the Collateral Documents, the issuance and delivery of the Notes pursuant to this Agreement and the issuance and delivery of the Exchange Notes pursuant to the Registration Rights Agreement. Each of the Tribal Approving Resolution, Issuer Approving Resolution, Issuer Ordinance, Secured Transactions Ordinance and Arbitration Ordinance is on this date, and will be at the Closing Date, in full force and effect as the law of the Tribe without any amendment or modification since its initial adoption or enactment.

            (hh) The Compact. The Compact has been duly authorized, executed and delivered by the Tribe, and the Compact is a valid and binding agreement of the Tribe, enforceable in accordance with its terms and in effect under IGRA.

            (ii) Obligations of Tribe and Issuer under Collateral Documents. Each of the Tribe and the Issuer: (i) confirms that each of the representations and warranties made in each of the Collateral Documents shall be, on the Closing Date, true and correct in every material respect;
      (ii) shall take all reasonable steps to preserve and protect the Collateral (as that term is defined in the Collateral Documents); (iii) shall promptly perform all steps reasonably requested to perfect, maintain, protect and enforce the rights of the Trustee under the Collateral Documents; and (iv) shall cooperate with the Trustee in its efforts to exercise rights and remedies upon default under the Collateral Documents.

            (jj) Settlement Agreement. The Tribal Authorizing Resolution authorized the execution, delivery and performance of a Settlement Agreement and Mutual Release between various parties, including the Tribe (the "Settlement Agreement"), and in connection therewith the Tribe's purchase of the Dugan Parcel (defined in the Settlement Agreement). The Settlement Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the River Rock Parties, enforceable in accordance with its terms, except that rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (kk) Existence of Recourse Obligations. After giving effect to the sale of the Notes and the other transactions contemplated by the Offering Memorandum, except as disclosed in the Offering Memorandum, neither the Tribe nor any Affiliate of the Tribe (other than the Issuer) has any obligation (other than in connection with agreements entered into for the benefit of the Issuer) which is permitted to be enforced as against any Gaming Assets, and neither the Tribe nor any Affiliate of the Tribe is in violation of or default under the Compact or any agreement, contract, instrument, law, statute, regulation, rule, ordinance, judgment, ruling or restriction for which enforcement, damages or any other relief can be realized as against any Gaming Assets, except such as will not reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the offering and sale of the Notes and the transactions contemplated hereby.

            (ll) Gaming Activities of the Tribe. As of the Closing Date, all gaming activities of the Tribe constituting or relating to the ownership and operation of gaming facilities and gaming related activities (including all class II and class III gaming activities within the meaning of IGRA) are conducted on behalf of the Tribe by the Issuer and not through any agency or instrumentality.

            (mm) No Price Stabilization or Manipulation. The Tribe has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

            (nn) Perfection. Upon the:

                 (i) execution and delivery to the Trustee of each of the
            Collateral Documents; and

                  (ii) filing of the UCC-1 financing statements as contemplated by the Collateral Documents,

      the Trustee will have a valid, duly perfected, first priority security interest in all of the Collateral listed in the Collateral Documents, subject to any Liens permitted by the Collateral Documents or the Indenture, as security for the payment of the obligations of the Issuer under the Indenture and the Notes. The actions, recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Trustee in all of the Collateral, except for such additional actions, recordings and filings as the Issuer, the Initial Purchaser and the Trustee may determine prior to the Closing Date. Other than as provided in Section 9310 of the Contract UCC (as defined in the Secured Transactions Ordinance), no filing, recording or other act is required under any law, rule or ordinance of the Tribe to perfect and maintain the perfection of the first priority lien on the Collateral created by the Collateral Documents.

            (oo) Trust Indenture Act. Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

            (pp) Secured Transactions. The Secured Transactions Ordinance was duly and validly adopted by the Tribal Council, and is a valid law of the Tribe. No applicable law, ordinance, rule, regulation or resolution of the Tribe or any agency, subdivision, department, commission or enterprise (each a "Governmental Component") thereof or any court of the Tribe conflicts with or contravenes the Secured Transactions Ordinance.

            (qq) Arbitration Ordinance. The Arbitration Ordinance of the Tribe (the "Tribal Arbitration Ordinance") was duly and validly adopted by the Tribal Council, and is a valid law of the Tribe. No applicable law, ordinance, rule, regulation or resolution of the Tribe, any Governmental Component thereof or any court of the Tribe conflicts with or contravenes the Tribal Arbitration Ordinance.

            (rr) Tax Status. Neither River Rock Party is required to pay any U.S. federal or California state income taxes. The Tribe is an Indian tribal government as defined in Section 7701 of the Internal Revenue Code of 1986, as amended. The Issuer is not a separate entity from the Tribe for purposes of federal or state taxation. The River Rock Parties shall treat the Notes as indebtedness for U.S. federal income tax purposes.

            The River Rock Parties acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 5(c), 5(d) and 5(e) hereof, counsel for the Tribe and the Issuer and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

            Section 2. Purchase, Sale and Delivery of the Notes.

            (a) The Notes. The Issuer agrees to issue and sell to the Initial Purchaser all of the Notes on the basis of the representations, warranties and agreements, and upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Issuer all of the Notes at a purchase price of $191,382,940.00 payable on the Closing Date.

            (b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Suite 3600, Los Angeles, California 90071-3442 (or such other place as may be agreed to by the Issuer and the Initial Purchaser) at 8:00 a.m., Los Angeles time, on November 7, 2003 or such other time and date as may be mutually acceptable to the Initial Purchaser and the Issuer (the time and date of such closing are called the "Closing Date"). The Issuer hereby acknowledges that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuer or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 14.

            (c) Delivery of the Notes. The Issuer shall deliver, or cause to be delivered, to the Initial Purchaser certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer to the Issuer of immediately available funds for the amount of the net purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of the Depositary as its nominee, pursuant to the DTC Letter of Representations to be entered into in connection with the purchase and sale of the Notes, and shall be made available for inspection on the business day preceding the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

            (d) Delivery of Offering Memorandum to the Initial Purchaser. Not later than 12:00 p.m., New York time, on the third business day following the date of this Agreement, the Issuer shall deliver or cause to be delivered, without charge, copies of the Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.

            (e) Initial Purchaser. The Initial Purchaser represents and warrants to, and agrees with, the Issuer that (i) it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act ("QIB"); (ii) such Initial Purchaser will reoffer and resell the Notes only to QIB and is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; (iii) no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been used by such Initial Purchaser or any of its Affiliates or their representatives in connection with the offer and sale of any of the Notes; and (iv) neither it nor any of its Affiliates or any person acting on its or their behalf, directly or indirectly, made any offers or sales of any security or solicited offers to purchase any security, under circumstances that would require registration of the Notes under the Securities Act.

            (f) Qualification of Subsequent Purchasers. The Initial Purchaser represents and warrants that in the resale of the Notes contemplated by this Agreement, it will not sell 10% or more in aggregate principal amount of the Notes to any Subsequent Purchaser that is not registered under the State Bond Regulation.

            The Initial Purchaser acknowledges that for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 5(c), 5(d) and 5(e) hereof, counsel for the Tribe and the Issuer and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            Section 3. Additional Covenants of the Issuer. The Issuer covenants and agrees with the Initial Purchaser as follows:

            (a) Initial Purchaser's Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuer shall furnish to the Initial Purchaser and its counsel for review and comment a copy of each such proposed amendment or supplement, and the Issuer shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

            (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

            The Issuer hereby expressly acknowledges that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3(b).

            (c) Copies of the Offering Memorandum. The Issuer agrees to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as it shall have reasonably requested.

            (d) Blue Sky Compliance. The Issuer shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Issuer shall not be required to qualify as a foreign entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign entity. The Issuer will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

            (e) Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Notes in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

            (f) Additional Issuer Information. As long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the written request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act ("Additional Issuer Information"). Such information, at the date of its provision by the Issuer to such holders or prospective purchasers, when such information is taken together with the Offering Memorandum and read in conjunction therewith as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders and the prospective purchasers designated by such holders from time to time of such restricted securities.

            (g) Future Agreement Not to Offer or Sell Additional Notes. During the period of 180 days following the date of the Offering Memorandum, the Issuer shall not, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer or securities exchangeable for or convertible into debt securities of the Issuer (other than as contemplated by this Agreement and to register the Exchange Notes).

            (h) Future Reports to the Initial Purchaser. For so long as any Notes or Exchange Notes remain outstanding, the Issuer will furnish to the Initial Purchaser (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Issuer containing its balance sheet as of the close of such fiscal year and statements of revenues, expenses and change in fund deficit and cash flows for the year then ended and the opinion thereon of the Issuer's independent public or certified public accountants and including such information and financial statements as would be required if the Issuer were filing such Annual Report with the Commission pursuant to the Exchange Act; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Issuer with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Issuer mailed generally to owners of its debt securities (including the holders of the Notes).

            (i) No Integration. The Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Issuer to the Initial Purchaser, (ii) the resale of the Notes by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

            (j) Legended Notes. Each certificate for a Note will bear the legends contained in Section 6(c) hereof for the time period and upon the other terms stated in the Offering Memorandum.

            (k) PORTAL. The Issuer will cooperate with the Initial Purchaser and use its reasonable best efforts to cause such Notes when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

            (l) DTC. The Issuer will cooperate with the Initial Purchaser and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

            Section 4. Payment of Expenses. The Issuer agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby whether or not consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchaser, (iii) all fees and expenses of independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, (v) up to $5,000 of filing fees, attorneys' fees and expenses incurred by the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the Blue Sky laws and preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising such Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee in connection with the Indenture, the Notes and the Exchange Notes, (vii) any fees payable in connection with the rating of the Notes or the Exchange Notes with the ratings agencies and the initial listing of the Notes with the PORTAL market, (viii) any fees payable in connection with having the Notes transferable through DTC, (ix) travel (including chartered plane), hotel and other expenses of any of the representatives of the River Rock Parties incurred in connection with meetings with investors and (x) the performance by the Issuer of its other obligations under this Agreement. Except as provided in this Section 4, Section 8 and Section 9 hereof, the Initial Purchaser shall pay its own expenses.

            Section 5. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the River Rock Parties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by each of the River Rock Parties of its covenants and other obligations hereunder, and to each of the following additional conditions:

            (a) Accountants' Comfort Letters. On the date hereof, the Initial Purchaser shall have received from: (i) the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

            (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
      Date:

                 (i) in the judgment of the Initial Purchaser there shall not have occurred any Material Adverse Change; and

                 (ii) the Notes shall have been rated by Standard & Poor's
            Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Services Inc. ("Moody's"), B+ and B2, respectively, and no notice shall have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuer by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            (c) Opinion of Counsel for the Issuer. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Holland & Knight LLP, counsel for the Issuer, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchaser.

            (d) Opinion of Counsel for the Initial Purchaser. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Hughes Hubbard & Reed LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.

            (e) Opinion of Special Counsel. On the Closing Date, the Initial Purchaser shall have received a favorable opinion of Faegre & Benson LLP, special Indian law counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.

            (f) Officers' Certificate of the Issuer. On the Closing Date, the Initial Purchaser shall have received a written certificate executed by the General Manager of the Issuer and the Secretary-Treasurer of the Issuer, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                 (i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

                 (ii) the representations, warranties and covenants of the
            Issuer set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                 (iii) the Issuer has complied with all the agreements and
            satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (g) Chairperson's Certificate. On the Closing Date, the Initial Purchaser shall have received a written certificate executed by the Chairperson of the Tribe, dated as of such Closing Date, to the effect that the representations, warranties and covenants of the Tribe set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date.

            (h) Bring-down Comfort Letter. On the Closing Date, the Initial Purchaser shall have received from the Independent Accountants a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

            (i) PORTAL Listing. At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

            (j) Registration Rights Agreement. The Issuer shall have entered into the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received executed counterparts thereof.

            (k) Indenture. The Issuer, the Tribe and the Trustee shall have entered into the Indenture, in form and substance reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received executed counterparts thereof.

            (l) Collateral Documents. The Issuer, the Tribe, the Trustee and all other parties thereto shall have entered into the Collateral Documents, in form and substance reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received executed counterparts thereof. A first priority perfected lien on all Collateral shall secure prepayment of the Notes and interest thereon, and the Collateral shall not be subject to any other liens except as permitted by the Collateral Documents.

            (m) Licensing or Exemption from Licensing. The Initial Purchaser and each person to whom the Initial Purchaser has agreed to resell 10% or more by principal amount of the Notes shall be licensed and determined suitable to purchase the Notes, or exempted from such requirements, pursuant to the Compact, the Tribal Licensing Regulation and the State Bond Regulation.

            (n) No Proceedings. Except as disclosed in the Offering Memorandum, there shall be no legal or governmental actions, suits or proceedings pending or threatened calling into question the validity of any provision of the Issuer Ordinance, the Tribal Licensing Regulation, the State Bond Regulation or the Compact wherein the Initial Purchaser reasonably believe that there is a reasonable possibility that any provision of the Issuer Ordinance, the Tribal Licensing Regulation or the Compact may be declared to be invalid in whole or in part, and any such invalidity could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement (including, without limitation, the design and construction of the Expansion Project).

            (o) Distributions. The Issuer shall not have made any distribution to the Tribe from the date hereof through the Closing Date, except as contemplated by the Offering Memorandum.

            (p) Payoff Letters. The Initial Purchaser shall have received payoff letters, in form and substance satisfactory to it, with respect to all indebtedness to be repaid on the Closing Date from the net proceeds of the Offering, as described in the section "Use of Proceeds" in the Offering Memorandum.

            (q) Settlement Effected. The Settlement Agreement shall be in effect, without modification or amendment thereof that has not been approved in writing by the Initial Purchaser, and except for the payment of amounts payable to the Sonoma Falls (as defined in the Settlement Agreement), all conditions precedent to all transactions required to occur on the Loan Closing Date (defined in the Settlement Agreement) shall have occurred.

            (r) Sixth Amendment. The Sixth Amendment to the Development and Loan Agreement by and between the Tribe and Dry Creek Casino, LLC shall be in effect and in form and substance acceptable to the Initial Purchaser.

            (s) Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 and Section 8 of this Agreement shall at all times be effective and shall survive such termination.

            Section 6. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and the Issuer, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the
Notes:

            (a) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Notes will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to Persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act).

            (b) No General Solicitation. The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Notes.

            (c) Restrictions on Transfer. Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS
            ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
            SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE
            TRANSFERRED ONLY:

                        (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES
                  IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                        (ii) TO THE ISSUER; OR

                        (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED
            TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY; AND

                  (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED
            TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A FINANCIAL SOURCE PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS TRIBAL-STATE GAMING COMPACT OR IS EXEMPT FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENTS ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE ISSUER."

      Following the sale of the Notes by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Issuer for any losses, damages or liabilities suffered or incurred by the Issuer, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

            Section 7. Indemnification.

            (a) Indemnification of the Initial Purchaser. Each of the Issuer and the Tribe (but only to the extent it fails to establish the Issuer as an unincorporated instrumentality of the Tribe operating as contemplated in the Offering Memorandum) jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each Person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, an action, suit, or proceeding or any claim asserted), as incurred, to which such Initial Purchaser or such controlling Person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any Blue Sky application or other information or other documents executed by the Issuer in any state or other jurisdiction to qualify any or all of the Notes under the securities laws thereof, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such loss, claim, damage, liability or expense is not covered in item (i) above (subject to the limitations set forth below), provided that the Issuer shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final non-appealable judgment that such loss, claim, damage, liability or action resulted directly and solely from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse the Initial Purchaser and each such controlling Person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action to the extent such expenses are not covered in items (i) and (ii) above (subject to the limitations set forth below); provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that the Issuer will not be liable to the Initial Purchaser or any Person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Issuer shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold securities to a Person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Notes, a copy of the Offering Memorandum (as amended or supplemented) if the Issuer has previously furnished copies thereof to the Initial Purchaser (sufficiently in advance of the Closing Date to allow for distribution of the Offering Memorandum in a timely manner) and complied with its obligations under Sections 3(a) and 3(b) hereof and the loss, liability, claim, damage or expense of the Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the Offering Memorandum (as amended or supplemented). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Issuer or the Tribe may otherwise have.

            (b) Indemnification of the Issuer and its Directors, Managers and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Issuer and the Tribe and each person, if any, who controls the Issuer or the Tribe within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer or the Tribe or any such director, or controlling Person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser expressly for use therein; provided, however, that the obligation of the Initial Purchaser to indemnify the Issuer and the Tribe and each person, if any, who controls the Issuer or the Tribe within the meaning of the Securities Act or the Exchange Act shall be limited, to the total discount received by the Initial Purchaser in connection with the Notes resold by it. The Issuer hereby acknowledges that the only information that the Initial Purchaser has furnished to the Issuer expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the fifth paragraph, third sentence of the seventh paragraph and first sentence of the ninth paragraph under the caption "Plan of Distribution;" and the Initial Purchaser confirms that such statements are correct.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
      Section 7, notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in Section 7(b) shall be available to any party who shall fail to give notice as provided in this
      Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
      Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

            Section 8. Contribution. If the indemnification provided for in
Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Tribe, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Tribe, as applicable, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Notes. The relative fault of the Issuer and the Tribe, as applicable, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and the Tribe, as applicable, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

            The Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

            Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the total discount received by the Initial Purchaser in connection with the Notes distributed by them. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. For purposes of this Section 8, each director, officer and employee of the Initial Purchaser and each Person, if any, who controls either of the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuer and the Tribe, and each Person, if any, who controls the Issuer or the Tribe within the meaning of the Securities Act and the Exchange Act, shall have the same rights to contribution as the Issuer and the Tribe.

            Section 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Issuer and the Tribe, if at any time (i) a general banking moratorium shall have been declared by any federal or state authority; (ii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial adverse change in the United States or international financial markets, or any substantial adverse change or development involving a prospective substantial adverse change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and makes it impracticable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities such as the Notes; (iii) in the judgment of the Initial Purchaser there shall have occurred any Material Adverse Change or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business operations or prospects of the Issuer; or (iv) the Issuer shall have sustained a loss by strike, fire, flood, earthquake, landslide, accident or other calamity of such character as in the judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Issuer regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Issuer to the Initial Purchaser, (b) the Initial Purchaser to the Issuer and the Tribe, or (c) of any party hereto to any other party except that the provisions of Section 7 and Section 8 shall at all times be effective and shall survive such termination.

            Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Tribe and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Issuer or any of its partners, officers or directors or any controlling Person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

            Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

            CIBC World Markets Corp.
            425 Lexington Avenue
            New York, New York 10017
            Attention:  General Counsel

with a copy to:

            Hughes Hubbard & Reed LLP
            350 South Grand Avenue, 36th Floor
            Los Angeles, California 90071
            Facsimile:  (213) 613-2950
            Attention:  Theodore H. Latty

If to the Issuer or the Tribe:

            River Rock Entertainment Authority
            3250 Highway 128
            Geyserville, California  95441
            Facsimile:  (707) 857-2726
            Attention:  Chief Financial Officer

            and

            Dry Creek Rancheria Band of Pomo Indians
            3250 Highway 128
            Geyserville, California  95441
            Attention:  Chairman

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with copies to:

            Holland & Knight LLP
            633 West Fifth Street, 21st Floor
            Los Angeles, California 90071
            Facsimile:  (213) 896-2450
            Attention:  Jerome Levine

            Any party hereto may change the address for receipt of communications by giving written notice to the others.

            Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling Persons referred to in Section 7 and
Section 8, and in each case their respective successors, and no other Person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchaser by reason of such purchase.

            Section 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            Section 14. Governing Law; Jurisdiction, Governing Law Provisions.

            (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUER, THE TRIBE, AND THE INITIAL PURCHASER AGREE THAT THE TRANSACTIONS UNDER THIS AGREEMENT, INCLUDING THE EXECUTION OF THIS AGREEMENT, THE LENDING OF MONEY AND THE ISSUANCE OF THE NOTES, OCCURRED OUTSIDE THE TRIBE'S RESERVATION, IN THE STATE OF NEW YORK.

            (b) Waiver of Sovereign Immunity. Each of the Issuer and the Tribe unconditionally and irrevocably waives its sovereign immunity, and the sovereign immunity of each subdivision, agency, department, board, committee, commission, instrumentality or entity wholly-owned or wholly-controlled, directly or indirectly, by the Tribe from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Agreement, the Notes or the Collateral Documents including the offer or sale of the Notes, whether now existing or hereafter arising and whether sounding in tort, contract, or otherwise (collectively "Permitted Claims"). Such waiver extends (i) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, and
      (ii) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to such arbitration authorized in this Section 14; provided, however, such waiver shall be subject to the following limitations: (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Issuer or the Tribe, except as against Gaming Assets and Gaming Assets distributed to the Tribe in contravention of the Indenture;
      (b) no Person will be entitled to enforce such waiver except the Initial Purchaser, holders of the Notes, Persons entitled to be indemnified under this Agreement, and the successors and assigns of the Initial Purchaser and such holders and Persons (each, a "Permitted Party"); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the internal law of the State of New York.

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            (c) Waiver of Tribal Court. Each of the Issuer and the Tribe
      unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim. Each of the Issuer and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

            (d) Jurisdiction. Each of the Issuer and the Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the "Applicable Courts"); (a) the United States District Court for the Southern District of New York and all courts to which any appeal therefrom may be available; (b) any court of the State of New York and all courts to which any appeal therefrom may be available; and (c) any court or other forum of the Tribe (to the extent that a Permitted Party has commenced or consented to an action in such court or forum).

            (e) Arbitration. At the election of the Initial Purchaser, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Agreement. An arbitration proceeding may be commenced only by the Initial Purchaser, or to the extent remedies may be enforced directly by a holder of notes, by the holder upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Issuer and the Tribe. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim. The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

            (f) Service of Process. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any proper court.

            Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


















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                                    Very truly yours,

                                    RIVER ROCK ENTERTAINMENT AUTHORITY



                                    By: /s/ Elizabeth Elgin DeRouen
                                        ----------------------------------------
                                        Name:  Elizabeth Elgin DeRouen
                                        Title:  Authority Chairperson



                                    THE DRY CREEK RANCHERIA BAND OF POMO INDIANS



                                    By: /s/ Elizabeth Elgin DeRouen
                                        ----------------------------------------
                                        Name:  Elizabeth Elgin De Rouen
                                        Title:  Tribal Chairwoman


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            The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.


                                    CIBC WORLD MARKETS CORP.


                                    By: /s/ Dean J. Decker
                                        ----------------------------------------
                                        Name:  Dean J. Decker
                                        Title:  Managing Director












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